UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
________________

Vocera Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	94-3354663
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Vocera Communications, Inc.
525 Race Street
San Jose, CA 95126
(408) 882-5100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Amended and Restated 2012 Equity Incentive Plan
(Full title of the plans)
Brent D. Lang
President and Chief Executive Officer
Vocera Communications, Inc.
525 Race Street
San Jose, CA 95126
(408) 882-5100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Please send copies of all communications to:

Daniel J. Winnike, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0003 par value
-- To be issued under the Amended and Restated 2012 Equity Incentive Plan	1,500,000(2)	$31.91(3)	$47,865,000	$5,959
Total	1,500,000		$47,865,000	$5,959
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s the Amended and Restated 2012 Equity Incentive Plan (the “EIP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)
Represents 1,500,000 additional shares of common reserved for issuance under the EIP to be granted by the Registrant. Shares available for issuance under the EIP were previously registered on Registration Statements on Form S-8 filed with the Securities and Exchange Commission on March 28, 2012 (File No. 333-180417), February 22, 2013 (File No. 333-186818), March 17, 2014 (File No. 333-194632), March 12, 2015 (File No. 333-202705) and March 14, 2016 (File No. 333-210173).

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on July 27, 2018.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Vocera Communications, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 to register 1,500,000 additional shares of the Registrant's common stock under the Registrant’s Amended and Restated 2012 Equity Incentive Plan.
The contents of the Registrant’s registration statements on Form S-8 filed with the SEC on March 28, 2012 (File No. 333-180417), February 22, 2013 (File No. 333-186818), March 17, 2014 (File No. 333-194632), March 12, 2015 (File No. 333-202705) and March 14, 2016 (File No. 333-210173) are hereby incorporated by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following document filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)
The Registrant’s Annual Report on Form 10-K (File No. 001-35469) filed with the Commission on March 5, 2018, including the information in Part III incorporated by reference from the definitive Proxy Statement filed with the Commission on April 20, 2018.

(b)	The Registrant’s Quarterly Reports on Form 10-Q (File No. 001-35469) filed with the Commission on May 9, 2018 and August 3, 2018.

(c)	The Registrant’s Periodic Reports on Form 8-K (File No. 001-35469) filed with the Commission on May 14, 2018, May 15, 2018, May 17, 2018 and June 5, 2018.

(d)
The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-35469) filed with the Commission on March 22, 2012 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.
Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 8. Exhibits.
The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
4.1	Restated Certificate of Incorporation of the Registrant	S-1	333-183546	3.01	8/24/12
4.2	Restated Bylaws of the Registrant	8-K	001-35469	3.1	10/31/2016
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X
23.3	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
99.1	Amended and Restated 2012 Equity Incentive Plan	8-K	001-35469	10.1	6/5/2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 3, 2018.

VOCERA COMMUNICATIONS, INC.

By: /s/ Brent D. Lang
Brent D. Lang
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brent D. Lang, Justin R. Spencer and Douglas A. Carlen, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brent D. Lang Brent D. Lang	President and Chief Executive Officer (Principal Executive Officer)	August 3, 2018

/s/ Justin R. Spencer Justin R. Spencer	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	August 3, 2018

/s/ Michael Burkland Michael Burkland	Director	August 3, 2018

/s/ John B. Grotting John B. Grotting	Director	August 3, 2018

/s/ Jeffrey H. Hillebrand Jeffrey H. Hillebrand	Director	August 3, 2018

/s/ Howard E. Janzen Howard E. Janzen	Director	August 3, 2018

/s/ Alexa King Alexa King	Director	August 3, 2018

/s/ John N. McMullen John N. McMullen	Director	August 3, 2018

/s/ Sharon L. O’Keefe Sharon L. O’Keefe	Director	August 3, 2018

/s/ Ronald A. Paulus Ronald A. Paulus	Director	August 3, 2018